UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): September 12, 2007

                                 GOAMERICA, INC.

             (Exact Name of Registrant as Specified in its Charter)

          Delaware                      0-29359                   22-3693371
--------------------------------------------------------------------------------
(State or Other Jurisdiction   (Commission File Number)         (IRS Employer
     of Incorporation)                                       Identification No.)

                  433 HACKENSACK AVENUE, HACKENSACK, NJ 07601
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (201) 996-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On September 12, 2007, the Registrant announced the execution of a definitive merger agreement with Hands On Video Relay Services, Inc. ("HOVRS") under which HOVRS will become a wholly-owned subsidiary of the Registrant and the stockholders of HOVRS will receive $35 million in cash and approximately 6.7 million shares of the Registrant's common stock. This acquisition will be financed by the issuances of GoAmerica preferred stock and debt totaling $45 million to Clearlake Capital Group, pursuant to an amended and restated stock purchase agreement and an amended and restated commitment letter executed concurrently with the HOVRS agreement. The proposed acquisition and certain related equity issuances are subject to stockholder approval.

These matters are described in a press release  annexed  hereto as Exhibit 99.1.
Additional   information  will  be  disseminated  in  future  filings  with  the
Securities and Exchange Commission.

ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

      The following exhibit is filed with this Current Report on Form 8-K:

      Exhibit 99.1   Press Release of GoAmerica, Inc., dated September 12, 2007

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    GOAMERICA, INC.

                    By: /s/ Wayne D. Smith
                    -----------------------------
                      Wayne D. Smith
                      Executive Vice President, General Counsel and Secretary

Dated: September 12, 2007

                                  Exhibit Index

      Exhibit 99.1   Press Release of GoAmerica, Inc., dated September 12, 2007


                                      -5-